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                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF MARYLAND



SALES ONLINE DIRECT, INC.           :
                                    :
v.                                  :        Civil Action No. WMN-00-1621
                                    :
MARC STENGEL, et al.                :
                                    :

                                      ORDER

         In accordance with the foregoing Memorandum and for the reasons stated therein; IT IS this 19th day of March, 2001, by the United States District Court for the District of Maryland, ORDERED:

         1. That Plaintiff's Motion for Preliminary Injunction, Paper No. 22, is hereby DENIED;

         2. That Defendant Stengel's Motion for Preliminary Injunction, Paper No. 27, is hereby GRANTED insofar as Plaintiff, its officers, directors, shareholders, agents, servants and employees are enjoined from blocking, preventing, or interfering with any sale of stock by Defendants consistent with SEC Rule 144 during the pendency of this action;

         3. That Defendant Stengel's Motion to Dismiss, Paper NO. 33, is hereby DENIED;

         4. That Defendant Kramer's Motion to Dismiss, Paper No. 35, is hereby DENIED;

         5. That a telephone scheduling conference will be held in this matter on March 28, 2001, at 9:15 a.m., to be initiated by counsel for Plaintiff; and




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         6.That the Clerk of the Court shall mail or transmit copies of the foregoing Memorandum and this Order to all counsel of record.




                                   /s/ WILLIAM M. NICKERSON
                                   -------------------------------------
                                   William M. Nickerson
                                   United States District Judge




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